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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2004

OWENS-ILLINOIS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9576 (Commission File Number)	22-2781933 (I.R.S. Employer Identification No.)

One SeaGate
Toledo, Ohio 43666
(Address of Principal Executive Offices)

(419) 247-5000
(Registrant's telephone number, including area code)

ITEMS 9 AND 12. REGULATION FD DISCLOSURE

        During the week beginning August 2, 2004, management of Owens-Illinois, Inc. scheduled meetings with several equity analysts to discuss the changes in the Company's business portfolio in light of the June 21, 2004, acquisition of BSN Glasspack and the planned divestiture of the Company's blow molded plastics business announced July 28, 2004. The Company's presentation at the meetings, entitled "Presentation to Equity Analysts—August 2004," has been made available at the Owens-Illinois webt site, www.o-i.com, in the Investor Relations section under "Annual Reports and Presentations."

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2004	OWENS-ILLINOIS, INC. (registrant)
	By:	/s/ MATTHEW G. LONGTHORNE
Name: Matthew G. Longthorne Its: Controller

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SIGNATURES